SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-CORE MATLS CORP

                    GAMCO INVESTORS, INC.
                                 5/08/02            7,500             1.6000
                                 5/06/02            2,500             1.6000
                                 5/01/02            2,600             1.6000
                                 4/24/02              300             1.6667
                                 4/15/02            4,500             1.7000
                                 4/10/02            2,300             1.7000
                                 4/05/02            3,000-             *DO
                                 4/05/02            1,100             1.5500
                                 4/04/02              800             1.5375
                                 4/04/02              500             1.4600
                                 3/28/02            4,500             1.4664
                                 3/14/02              500             1.4500
                                 3/13/02            4,300             1.4430
                     GABELLI FUNDS, LLC.
                         GABELLI SMALL CAP GROWTH FUND
                                 4/08/02            5,000             1.6000


          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NYSE.

          (2) PRICE EXCLUDES COMMISSION.

          (*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP.